Exhibit 99.1

Eldorado Resorts and Caesars Entertainment Complete Merger

Transaction creates largest casino and entertainment company in the U.S.

Reno and Las Vegas, Nev. (July 20, 2020) – Caesars Entertainment, Inc. (“Caesars,” “Caesars Entertainment”, or the “Company”, formerly known as Eldorado Resorts, Inc. or “Eldorado”) announced today that it completed its acquisition of Caesars Entertainment Corporation (“CEC”). The transaction creates the largest casino and entertainment company in the U.S.

The transaction further enhances Caesars’ position as the leading regional and destination gaming operator in the U.S. The combined company owns and operates more than 55 casino properties worldwide, including an iconic portfolio of eight casino hotel properties on the Las Vegas Strip. Additionally, Caesars owns or operates casinos in 16 states across the U.S. including Nevada, Colorado, Missouri, Iowa, Florida, Mississippi, Louisiana, Ohio, Illinois, Indiana, New Jersey, Pennsylvania, Arizona, North Carolina, California and Maryland.

“We are pleased to have completed this transformative merger, thus making us the premier leader in gaming and hospitality. We look forward to executing on the numerous opportunities ahead to create value for all stakeholders,” said Tom Reeg, CEO of Caesars Entertainment, Inc. “Additionally, we are pleased to welcome all of our Team Members to the combined company and we look forward to implementing all of the strategic initiatives that will position the company for continued growth.”

Combining CEC and Eldorado will further solidify the award-winning Caesars Rewards as the largest and most rewarding loyalty program in the industry with over 60 million members. This provides even more benefits to current and future Caesars Rewards members, offering more ways to play and earn reward credits and experiences. CEC is also known as a pioneer in the gaming industry for its longstanding commitment to corporate social responsibility. This includes an even greater emphasis on diversity and inclusion programs, and gender equity initiatives.

J.P. Morgan, Credit Suisse and Macquarie Capital served as financial advisors to Eldorado. Milbank LLP and Latham & Watkins LLP served as Eldorado’s legal counsel. PJT Partners LP served as financial advisor to CEC. Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to CEC.

About Caesars Entertainment, Inc.

Caesars Entertainment is the largest casino-entertainment company in the U.S. and one of the world’s most diversified casino-entertainment providers. Since its beginning in Reno, Nevada, in 1937, Caesars Entertainment has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe® and Eldorado® brand names. Caesars Entertainment offers diversified amenities and one-of-a-kind destinations, with a focus on building loyalty and value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars Entertainment is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. For more information, please visit www.caesars.com/corporate.

Forward-Looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the expected synergies and benefits of the combined company, including the expected accretive effect of the merger on Caesars’ results of operations; the anticipated benefits of geographic diversity that would result from the transaction and the expected results of Caesars’ gaming properties; and expectations about future business plans, prospective performance and opportunities. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should,” “will” or similar words intended to identify information that is not historical in nature. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include: (a) the effects of the COVID-19 public health emergency including (i) the impact of the actions taken to contain the public health emergency or mitigate its impact, (ii) the direct and indirect economic effects of the public health emergency and measures to contain it (including various state governments’, tribal authorities’ and/or regulatory authorities’ issuance of directives, mandates, orders or similar actions restricting freedom of movement and business operations, such as travel restrictions, border closures, business closures, limitations on public gatherings, quarantines and “shelter-at-home” orders, any of which may result in the closure of business operations and (iii) changes and instability in global, national and regional economic activity and financial market activity as a result of the COVID-19 public health emergency and the impact on consumer discretionary spending and travel; (b) risks related to the combination of CEC and the Company and the integration of their respective businesses and assets; (c) potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction; (d) the possibility that the anticipated benefits of the transaction, including cost savings and expected synergies, are not realized when expected or at all; (e) the impact of divestitures that are required as a condition to receipt of required regulatory approvals for the transaction; (f) risks associated with increased leverage and additional rental expense resulting from debt financing and real estate transactions undertaken in connection with the acquisition; (g) competitive responses to the transaction; (h) legislative, regulatory and economic developments; and (i) additional factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s and CEC’s respective most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements. The forward-looking statements in this document speak only as of date of this document. These factors are difficult to anticipate and are generally beyond the control of Caesars. Caesars undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required to do so by law.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Caesars undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information, the occurrence of unanticipated events or otherwise, except as required by applicable law.

Investor Relations Contact:

Brian Agnew

bagnew@eldoradoresorts.com

Charise Crumbley

ccrumbley@caesars.com

800-318-0047

Media Relations Contact:

Celena Haas-Stacey

chaas@caesars.com